Exhibit 99.1

PRESS RELEASE

Contact:

Nicole Estrin

Manager of Corporate Communications & IR

408-215-4572

nestrin@nuvelo.com

DR. BURTON SOBEL JOINS NUVELO BOARD OF DIRECTORS

SUNNYVALE, Calif., September 16, 2004 /PRNewswire/ — Nuvelo, Inc. (Nasdaq: NUVO) today announced the appointment of Burton Sobel, MD to its board of directors. Dr. Sobel will replace Philippe Chambon, MD, PhD who stepped down as a member of the board of directors effective September 13, 2004.

“Dr. Sobel’s cardiovascular expertise and medical background fit perfectly with Nuvelo’s emerging, acute cardiovascular portfolio,” said Dr. George Rathmann, chairman of Nuvelo’s board of directors. “He has a very distinguished academic reputation and we are pleased to welcome him to our board of directors.”

Dr. Sobel is currently at the University of Vermont and Fletcher Allen Health Care where he serves as an E.L. Amidon professor and chair of the department of medicine, professor of biochemistry and director of the Cardiovascular Center.

Dr. Sobel has received numerous honors throughout the course of his career including: International Health Professional of the Year in 2004, Who’s Who in Medicine and Healthcare in 2002, a special recognition award from the American Heart Association (AHA) Council on Arteriosclerosis, Thrombosis and Vascular Biology in 1999, the James B. Herrick Award from the 1992 AHA National Meeting, the American College of Cardiology (ACC) Distinguished Scientist Award in 1987 and the AHA Scientific Councils Distinguished Achievement Award in 1984. He has served on many distinguished editorial boards including Circulation, Annals of Internal Medicine and American Journal of Cardiology. Dr. Sobel has also held multiple visiting professorships and lectureships and has published over 850 journal papers, abstracts and book chapters.

“Philippe had been a member of Nuvelo’s board since the merger with Variagenics,” said Dr. Rathmann. “I want to thank him personally for his contributions and we wish him well in his future endeavors.”

Upcoming Events

675 Almanor Avenue, Sunnyvale, CA 94085 tel: 408/215-4000 fax: 408/215-4001 www.nuvelo.com

Full data from Nuvelo’s Phase 2 alfimeprase trial in patients with acute peripheral arterial occlusion (PAO) will be featured in the ‘Advances in the Management of Arterial, Venous and Aortic Disease’ session at the upcoming Transcatheter Cardiovascular Therapeutics 2004 Scientific Symposium, September 30, 2004 in Washington, DC. The presentation will be given by one of Nuvelo’s principal investigators, Dr. Kenneth Ouriel, entitled, ‘Safety And Activity Of Alfimeprase For Catheter-Directed Thrombolysis In Patients With Lower Extremity, Acute Peripheral Arterial Occlusion: Report Of A Phase 2, Multi-Center, Multi-National, Open-Label, Dose-Escalation Study (NAPA-1).’

About Nuvelo

Nuvelo, Inc. is engaged in the discovery, development and commercialization of life improving therapeutics for the treatment of human disease. Nuvelo’s lead product candidate, alfimeprase, recently completed two Phase 2 trials in acute peripheral arterial occlusion and catheter occlusion. Additional programs include cardiovascular product candidates ARC183 and rNAPc2 and drug discovery focused on antibody targets and secreted proteins.

Information about Nuvelo is available at our Web site at www.nuvelo.com or by phoning 408-215-4000.

This press release contains “forward-looking statements” regarding the development and commercialization of Nuvelo’s potential therapeutic products, which statements are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Such statements are based on our management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, uncertainties relating to drug discovery, clinical development processes and the development and commercialization of our molecular diagnostics technology; changes in relationships with strategic partners and dependence upon strategic partners for the performance of critical activities under collaborative agreements; the impact of competitive products and technological changes; uncertainties relating to patent protection and regulatory approval; and uncertainties relating to our ability to obtain substantial additional funds required for progress in drug discovery and development. These and other factors are identified and described in more detail in Nuvelo filings with the SEC, including without limitation Nuvelo’s annual report on Form 10-K for the year ended December 31, 2003 and subsequent quarterly reports on Form 10-Q. We disclaim any intent or obligation to update these forward-looking statements.

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675 Almanor Avenue, Sunnyvale, CA 94085 tel: 408/215-4000 fax: 408/215-4001 www.nuvelo.com